SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2004

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note:

This current report on Form 8-K and the exhibit attached hereto is being filed by First Potomac Realty Trust (the “Company”) to provide the report of KPMG LLP, independent registered public accounting firm, dated February 13, 2004, except as to Notes 5 and 12, which is as of June 4, 2004, with respect to the consolidated and combined balance sheets of the Company (and its predecessor) and subsidiaries as of December 31, 2003 and 2002, the related consolidated and combined statements of operations, shareholders equity and partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2003 and the related notes and schedule. The Company files this report for the sole purpose of providing investors the report’s amended Notes 5 and 12 regarding subsequent events. The remainder of the previously filed report, which was filed on April 23, 2004 as part of the Company’s annual report on Form 10-K/A for the year ended December 31, 2003, remains unchanged. The information set forth in this current report should be read in conjunction with the Company’s 2003 annual report and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	1. Consolidated and Combined Balance Sheets as of December 31, 2003 and 2002.
2. Consolidated and Combined Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001.
3. Consolidated and Combined Statements of Shareholders’ Equity and Partners’ Capital for the Years Ended December 31, 2003, 2002 and 2001.
4. Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001.
5. Notes to Consolidated and Combined Financial Statements.
6. Schedule of Real Estate and Accumulated Depreciation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
November 29, 2004	/s/ Barry H. Bass
Barry H. Bass
Chief Financial Officer

FIRST POTOMAC REALTY TRUST
INDEX TO EXHIBITS

Exhibit Number	Description
99.1	1. Consolidated and Combined Balance Sheets as of December 31, 2003 and 2002.
2. Consolidated and Combined Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001.
3. Consolidated and Combined Statements of Shareholders’ Equity and Partners’ Capital for the Years Ended December 31, 2003, 2002 and 2001.
4. Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001.
5. Notes to Consolidated and Combined Financial Statements.
6. Schedule of Real Estate and Accumulated Depreciation.